Exhibit 15




May 2, 1994






Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that Potomac Electric Power Company has incorporated by reference our report dated May 2, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectuses constituting parts of the Registration Statements (Number 33-36798) on Form S-8 filed on September 12, 1990 and (Numbers 33-48524, 33-58810 and 33-50377) on Form S-3 filed on June
10, 1992, February 26, 1993, and September 23, 1993, respectively. We are also aware of our responsibilities under the Securities Act of 1933.




Very truly yours,


/s/ Price Waterhouse
Price Waterhouse
Washington, D.C.














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